Exhibit 10.45

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WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (this “Agreement”) is made and entered into as of October 6, 2006 by and between MASCOMA CORPORATION, a Delaware corporation (the “Company”), and Pinnacle Ventures II Equity Holdings, L.L.C., a Delaware limited liability company (“Purchaser”).

The Company desires to sell and the Purchaser desires to purchase a warrant substantially in the form attached hereto as Exhibit A (the “Warrant”) to purchase shares of the Company’s preferred stock (the “Warrant Shares”), on the terms and conditions set forth herein.

In consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Purchase of Warrant. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase the Warrant from the Company and the Company agrees to sell and issue the Warrant to the Purchaser for an aggregate purchase price of $162.50 which the parties agree is the fair market value of the Warrant.

2. Representations of Purchaser. In connection with the purchase of the Warrant, the Purchaser specifically represents to the Company as follows:

(a) The Purchaser is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Purchaser is acquiring the Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act of 1933, as amended (the “Act”).

(b) The Purchaser understands that the Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.

(c) The Purchaser further understands that the Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Purchaser is aware of the provisions of Rule 144, promulgated under the Act.

(d) The Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

3. Legends. The Purchaser acknowledges and understands that the instruments evidencing the Warrant and any certificates evidencing the Warrant Shares shall bear the legends as specified in the Warrant (and any other legends required under state or federal securities laws in the opinion of legal counsel for the Company).

4. General Provisions.

(a) This Agreement represents the entire agreement between the Company and Purchaser

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regarding the subject matter hereof, supersedes all prior agreements and understandings, and may only be amended in writing signed by the Company and the Purchaser.

(b) This Agreement shall bind and benefit the successors, assigns, heirs, executors and administrators of the parties.

(c) This Agreement shall be governed in all respects by the laws of the State of California.

(d) The Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute an instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

COMPANY		PURCHASER

MASCOMA CORPORATION		PINNACLE VENTURES II EQUITY
a Delaware corporation		HOLDINGS, L.L.C., a Delaware limited liability company

By:	/s/ Colin R. South	By:	/s/ Robert N. Savoie

Name:	Colin R. South	Name:	Robert N. Savoie

Title:	President	Title:	Chief Financial Officer

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EXHIBIT A

FORM OF WARRANT